Exhibit 99.1

Applied Energetics, Inc.

Applied Energetics Announces New Board Appointments

Chris Donaghey, CEO, elected to the Board

Scott Andrews, new independent director, brings significant expertise in finance, operations and business development

Tucson, AZ – June 5, 2025 – Applied Energetics, Inc. (OTCQB: AERG), a leader in ultrashort pulse directed energy and laser systems, today announced the appointment of Chris Donaghey, Chief Executive Officer of Applied Energetics, and Scott Andrews, a seasoned executive with more than four decades of leadership across business strategy, financial services, education, and organizational transformation, to its Board of Directors (“Board”), effective June 4, 2025. Following these additions, Applied Energetics Board will be composed of seven directors, four of whom are independent.

Donaghey was appointed CEO of Applied Energetics in November of 2024, bringing over two decades of strategic leadership across the aerospace, defense, and capital markets sectors. His addition to the Board reflects the company’s commitment to aligning executive leadership with long-term strategic governance. Link to Donaghey Bio

A. Scott Andrews newly appointed board member

Andrews is a proven leader and accomplished executive with a history of success across a wide range of industries, including manufacturing, transportation, financial services, entrepreneurship, and higher education. He currently serves as Chair-Board of Trustees of The Virginia Retirement System (VRS), an independent state agency and the 14th largest public or private pension fund in the U.S. Over his career, he has led complex business turnarounds, built high-performing teams, raised capital, and forged strategic partnerships in both the for-profit and non-profit sectors. He holds a Bachelor of Arts in Economics, Cum Laude, from the University of Virginia, and is a graduate of the Fellows Program at The Halftime Institute.

“The appointments of Chris and Scott bring further top-tier leadership and business experience to the board of Applied Energetics at an important time in our journey,” said Brad Adamczyk, Chairman of the Board of Directors. “Adding Chris to our board of directors now is a natural next step given his deep knowledge of our company and defense tech, along with his extensive leadership experience. Chris will be a tremendous asset to our Board as we continue to drive innovation, productization and work to deliver groundbreaking solutions to our customers. I’m thrilled that Scott, whom I have known for over five years, has agreed to join our Board. His demonstrated independent judgement, high integrity, proven track record across multiple industries and in-depth knowledge of the company will bring important perspective to our Board and is a great addition for our stockholders.”

Commenting on his appointment, Chris Donaghey stated, “I’m pleased to join the Board and work alongside Brad, the rest of the Board and the entire management team as we continue building on our momentum and executing against our goals to drive growth and create value for shareholders. I am equally excited to welcome Scott—his leadership experience and values-driven approach will greatly enhance our mission.”

“I’m honored to join the Applied Energetics Board during this transformative period,” said Andrews. I invested in Applied Energetics over a decade ago because of the tremendous potential of the Company’s laser technology to address both existing and emerging threats on today’s battlefield. The company’s bold vision and commitment to innovation in defense and national security align with my passion for working within organizations that make a meaningful impact. I look forward to contributing to the continued growth and momentum of the company while supporting this exemplary team.”

About A. Scott Andrews

Andrews has 40-plus years of experience and leadership at industry-leading companies, with a focus on manufacturing, transportation and technology, along with expertise in complex operating models.

Corporate Experience

Andrews has been Chairman and Chief Executive Officer of Northern Contours since 2019. Northern Contours is a leading manufacturer in North America of alternative wood products in the cabinet and furnishings arena. With five manufacturing facilities across Canada and the United States, Andrews leads an organization with approximately 375 employees.

In 2017, Scott was named President and Chief Executive of Grantham University, a for-profit university in existence for 66 years. In his first one hundred days, Scott restructured the university’s leadership team, recruited a leading Chief Marketing Officer from the online education industry, oversaw a $2.5 million cost rationalization, and instituted a transformational culture change. Grantham University was acquired by an affiliate of the University of Arkansas in 2021.

Andrews co-founded Winston Partners in, where he focused on building its private equity business leading a team of investment professionals in the execution of over thirty private company investments. Before Winston Partners, Andrews spent seven years at World Airways, Inc., first as Vice President-Finance and Treasurer. He was a member of a 7-person leadership team responsible for the turnaround and restructuring of the company. Rising to the position of Chief Financial Officer, he played a critical role in multiple public and private financings. As Chairman of the Audit Committee of World Air Holdings, Andrews was instrumental in developing the strategic plan for the board that led to the successful sale of the airline in 2007. Prior to World Airways, he was Vice President-Finance and Treasurer, Presidential Airways, Inc. At Presidential, Andrews led the company through an initial public offering process as well as multiple international financings of aircraft.

Andrews began his career with JP Morgan & Co. as Assistant Vice President in the commercial banking division.

Board Experience

In April 2022, Scott was sworn in as Chair-Board of Trustees of The Virginia Retirement System (VRS). VRS, an independent state agency based in Richmond, delivers retirement and other benefits to covered Virginia public sector employees through sound financial stewardship and superior customer service. VRS ranks as the 14th largest public or private pension fund in the U.S. and the 36th largest in the world, serving more than 800,000 active and inactive members, retirees and beneficiaries.

Andrews currently serves on the board of Journey Health as well as three non-profit boards. Andrews previously served on the boards of World Air Holdings, Inc. (previously listed on the Nasdaq), Grantham Education Corporation, firstSTREET, The Hobart West Group, Pong Research Corporation and Shearer’s Food.

About Applied Energetics, Inc.

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 27 patents and 7 patents pending, Applied Energetics’ proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE’s powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. Today, AE’s USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.

3